UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 19, 2021 (May 15, 2021)

FORCE PROTECTION VIDEO EQUIPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	000-55519	45-1443512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2629 Townsgate Road, Suite 215

Westlake Village, CA 91361

(Address of principal executive offices)

(714) 312-6844

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Effective May 15, 2021, Force Protection Video Equipment Corp. (“the Company”) terminated Lou Kerner as the Company’s Chief Executive Officer (Principal Executive Officer).

(c)

Effective May 18, 2021, the Company appointed (i) Christopher Miglino, our Chairman, as interim Principal Executive Officer and (ii) George Stella, the Company’s chief revenue officer, to additionally serve in the role of President of the Company.

Christopher Miglino, age 52 is the co-founder of SRAX, our parent company and has served on our board of directors since February 2021. Since April 2010, Mr. Miglino has served as SRAX’s Chief Executive Officer and a member of its board of directors. He also served as SRAX’s Chief Financial Officer and principal financial and accounting officer from April 2010 until August 2015. Mr. Miglino, who has over 15 years of experience running various advertising companies, oversees all of our affairs. Some of the companies Mr. Miglino has helped launch programs for include Diet Coke, Bank of America, Nestle, General Mills, HBO, National Geographic, Target, Aflac, and Bayer. Mr. Miglino previously served as a Board member for EVmo, Inc. (fka YaYYo, Inc) [OTC: YAYO] and served on their compensation committee until January 2020. In addition, from August 2008 until March 2010, Mr. Miglino was CEO of the Lime Ad Network, a subsidiary of Gaiam, Inc. (Nasdaq: GAIA), where his responsibilities included management of interactive and innovative advertising programs for 250 green and socially conscious websites. Prior to that, from June 2004 until August 2008, Mr. Miglino was CEO of Conscious Enlightenment, where he oversaw their day to day operations in the publishing and advertising industry. From 2004 until 2008, Mr. Miglino served as a board member for Golden Bridge Yoga in Los Angeles, a studio that encompasses over 20,000 square feet of yoga spaces including a restaurant. Mr. Miglino holds a bachelor’s degree from the University of Southern California. Mr. Miglino’s role as a co-founder of SRAX, his operational experience in SRAX as well as his professional experience in technology and advertising sectors were factors considered with his appointment to the BIG Token Board.

Mr. Miglino has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Miglino and any other person pursuant to which he was appointed to this position.

George Stella, age 50, joined the Company as chief revenue officer in February 2021. He was also appointed to serve as President of the Company on May 18, 2021. Prior to that, Mr. Stella served as executive vice president of SRAX, our parent company, since March 2018. George began his career in digital advertising spending 12 years at 24/7 Media as the data driven digital marketing space emerged. He then entered the digital shopper marketing space in its infancy with OwnerIQ and then HookLogic. Prior to joining SRAX, Mr. Stella served as vice president of sales, helping Yieldbot develop its digital shopper business.

Mr. Stella has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Stella and any other person pursuant to which he was appointed to this position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 19, 2021	Force Protection Video Equipment Corp.

/s/ Christopher Miglino
		By:	Christopher Miglino
Principal Executive Officer